                                                                   EXHIBIT. 10.8

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by a series of asterisks.

                             PRODUCTION AGREEMENT


     This agreement including the Exhibits attached hereto (this "Agreement"), dated June 9, 1998, is between

     Koninklijke Utermohlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered office at Wolvega, the Netherlands ("Seller")

and

     STC Technologies, Inc., a limited liability company organized under the laws of the State of Delaware, with its registered offices at Bethlehem, Pennsylvania 18018, the United States of America ("Purchaser");

WHEREAS:

     The Seller carries on the business of the production, sale and distribution of a cryogenic product for the treatment of warts, marketed and sold under the name and trademark Histofreezer (the "Histofreezer Business");

     Pursuant to an agreement (the "Asset Purchase Agreement") the same date as this Agreement, the Purchaser has purchased and accepted, and the Seller has sold and transferred to the Purchaser certain assets belonging to the Histofreezer Business. A copy of the Asset Purchase Agreement is attached hereto as Exhibit A;

     The Purchaser and the Seller wish to enter into a separate agreement, set out below, to govern the production by the Seller, for the Purchaser, of products for the Histofreezer Business;

NOW, THEREFORE, the parties here to agree as follows:

                            ARTICLE 1 - DEFINITIONS

In this Agreement, the following expressions have, except where the context otherwise requires, the following meanings:

Confidential Information.  The term "Confidential Information" shall mean
------------------------
customer lists, customer details, prices, designs, all data, research, know how, recipes, ingredients, formulae, processes, sketches, specifications, samples, reports, studies, findings, inventions and ideas relating the Products.

Copyrights.  The term "Copyrights" shall mean all copyrights related to the
----------
Products and the Histofreezer Business.

Cost.  The term "Cost" shall mean the direct cost to the Seller excluding any
----
and all indirect costs such as, including but without limitation operating costs.

Intellectual Property Rights.  The term "Intellectual Property Rights" shall
----------------------------
mean the Patents, the Trademarks, the Copyrights and the know-how related to the Products and the Histofreezer Business.

Materials.  The term "Materials" shall mean all relevant packaging and raw
---------
materials necessary and/or desirable for the manufacture of the Products by the Seller.

New Product.  The term "New Product" shall mean a Product which has been changed
-----------
by an amendment to Specifications recommended by the Purchaser and any product which is not a Product.

Patents.  The term "Patents" shall mean the Patents as defined in the Asset
-------
Purchase Agreement.

Products.  The term "Products" shall mean the products (together with their
--------
relevant packaging) set out in the price list attached as Exhibit 1 hereto and produced in accordance with the Specifications.

Specifications.  The term "Specifications" shall mean the specifications
--------------
previously used by Apco B.V.; current ISO 9002/46002 standards; CE Standards; the specifications comprised in Exhibit 3.1 of this Agreement or otherwise comprised in this Agreement; all relevant laws; all relevant regulations; all relevant directives; best manufacturing practice and procedures; principles of good workmanship; acknowledged standards together with specific (but reasonable) instructions of the Purchaser in the relevant written order for any Product(s).

Trademarks.  The term "Trademark" shall mean the Trademark as defined in the
----------
Asset Purchase Agreement.

Working Day.  The term "Working Day" shall mean a normal working day of the
-----------
Seller.

                   ARTICLE 2 - PRODUCTION, ORDERS, PACKAGING

          2.1. The Purchaser appoints the Seller to be its exclusive manufacturer of the Products on a worldwide basis for the duration of this Agreement and the Seller shall exclusively produce and the Purchaser will purchase Products in accordance with the provisions of this Agreement.

          2.2. In the first week of each calendar month the Purchaser will provide the Seller with a production schedule (the "Production Schedule") setting out the Purchaser's anticipated requirements for the production of Products by the Seller for the next two (2) calendar months.

          2.3. Within five (5) Working Days after receipt by the Seller of the Production Schedule (supplied pursuant to Section 2.2 above), the Seller shall confirm this Production Schedule to the Purchaser. If the Seller has insufficient Materials, the Seller will take all reasonable action to obtain sufficient Materials to fulfill this Production Schedule.

          2.4. (i) The Seller shall not hold or order Materials for more than six (6) months production of Products under this Agreement without the written consent of the Purchaser. If the Seller shall hold or order Materials for more than six months production of Products without the written consent of the Purchaser, then it shall do so at its own risk and the Purchaser will not be obliged to buy any such Materials from the Seller as set forth in subsection
(ii) of this Section 2.4. For the avoidance of doubt the calculation of the likely demand for Materials shall be reasonable and based upon the preceding six months demand for Materials.

               (ii) If the Purchaser gives the Seller less than six (6) months notice of a change to the Products and certain of the Sellers stock of Materials are therefore no longer required, the Purchaser shall, at its option, purchase such Materials from the Seller at their Cost to the Seller or shall permit the Seller to continue to use such Materials until they are fully used. Such purchase shall be for such Materials required for up to a maximum of six months production of Products or more if written consent has been given by the Purchaser to the Seller in respect of the ordering of the same.

          2.5. The Seller will at all times maintain a minimum stock of Products equal to an average of two (2) calendar months sales of Products based upon the preceding twelve (12) months sales.

          2.6. (i) The Purchaser shall place order for Products in writing by facsimile to the Seller. Such order shall specify the quantity of the Products and the information specified in Article 5 of this Agreement,

          (ii) If the order is:

                    (a) received by the Seller during a Working Day, the Seller shall immediately confirm the order to the Purchaser and shall within five (5) Working Days (or a longer period if specified in the relevant order) dispatch the relevant Products to the Purchaser's customer as specified in the relevant order.

                    (b) not received by the Seller during a Working Day, the Seller shall confirm the order to the Purchaser on the first Working Day following receipt of the facsimile by the Seller and shall within five (5) Working Days (or a longer period if specified in the relevant order) from this date dispatch the relevant Products to the Purchaser's customer as specified in the relevant order.

          2.7. The Seller shall be responsible for completing all the relevant paperwork required for the dispatch of the Products to the Purchaser's customers and the Seller shall dispatch goods to such customers in accordance with Article 5 hereof.

          2.8. Subject to Section 16.7, the Seller has the right to have the Products manufactured by the Seller by a third party and the Seller may subcontract its obligations to manufacture Products or any part of them under this Agreement provided always that the Seller must obtain the written consent of the Purchaser in respect to the appointment of any new subcontractor for the manufacture of the Products or any part of them (for the avoidance of doubt not being a subcontractor at the date of this Agreement), which consent shall not be unreasonably withheld.

          2.9. The Seller shall during the continuance of the agreement maintain for its own risk and account such facilities and employ sufficient qualified personnel as are necessary to manufacture the Products in accordance with obligations imposed upon it by this Agreement in quantities sufficient to meet the demands of the market or make arrangements with subcontractors in order to effect the same.

                ARTICLE 3 - SPECIFICATIONS AND QUALITY CONTROL

          3.1. The Seller will produce, package and label the Products in conformity with the Specifications. The Purchaser reserves the right to amend the Specification and quality control procedures relating to the Products at any time and shall notify the Seller of the same in writing upon reasonable notice or shorter notice if required by law or any other regulatory body. For the avoidance of doubt the Purchaser shall solely be responsible for the Specification of the Products and any changes to the Specification of the Products shall only be made on the written instruction of the Purchaser to the Seller.

          3.2. The Seller shall procure that such notices as the Purchaser may require concerning the Intellectual Property Rights are affixed to or used in connection with the Products.

          3.3. The Seller shall not without Purchaser's written consent effect or permit the removal or alteration of, or the making of any addition to, any trademark, the trade name, notice, nameplate, serial number or patent number or other reference to Intellectual Property Rights to be referred to or to be affixed to any of the Products or in any accompanying documentation as per the instructions of the Purchaser or to any packaging or other material supplied by the Purchaser.

          3.4. The Seller shall produce the Products in accordance with the then current ISO9002/46002 and CE standards. Copies of all relevant documents related to the production of the Products including, but without limitation, those documents required to complete the CE mark file as approved by KEMA, will be made available to the Purchaser upon signing this Agreement. Notwithstanding the foregoing, the Seller will be responsible for maintaining the CE mark files and shall ensure they are kept up to date and in accordance with good practice for as long as the Purchaser has not obtained the CE registration in its own name. The Seller shall supply the Purchaser with copies of all additions to the CE file and ISO file which relate to the quality control aspects of production of the Product(s) immediately upon their receipt by the Seller.

          3.5. The Purchaser or its designated representative shall have the right to inspect the Seller's facilities used for the manufacturing and warehousing of the Products and the Purchaser or its designated representative shall have the right to examine the Products manufactured by the Seller in order to ensure that the Projects are being manufactured in accordance with the Specifications and procedures provided for in this Agreement.

          3.6. The Seller expressly agrees to inspect the fitness, safety and good condition of the Products prior to their delivery to the Purchaser's customers. Further, the Products shall be delivered only with those instructions, and warnings to accompany each individual Product as the Purchaser consents to in writing.

                   ARTICLE 4 - PURCHASE PRICE AND INVOICING

          4.1. The Purchaser shall purchase the Products from the Seller at the prices set out in Exhibit 4.1 to this Agreement and shall pay for them within 45 days of the date of the relevant invoice.

          4.2. The Seller shall only invoice the Purchaser for Products when they have been dispatched to the Purchaser's customer in accordance with the provisions of Article 5 below.

          4.3. If the Cost to the Seller of Materials shall increase by more than 30 percent, then the parties shall use their best endeavors to agree revised prices for the Products taking into account such changes. Any such variation shall ensure that the difference between the Seller's reasonable and proper Cost of production of the Products and the price of the Products to the Purchaser shall remain substantially the same as at the date of this Agreement.

                             ARTICLE 5 - DELIVERY

          5.1. Unless otherwise instructed, the Seller will deliver the Products directly to the customers designated by the Purchaser in the Purchaser's order. The Purchaser's order shall indicate the time of delivery, the destination and the customer to whom and where the delivery has to take place and whether the Costs of transportation of the Products is for the account of the Purchaser or the Purchaser's customer. The Seller shall inform the relevant carrier to invoice either the Purchaser or the Purchaser's customer for the Cost of such transportation as appropriate. It is agreed that such destination may be world wide and the Seller hereby confirms to be able to deliver to any world-wide destination as designated in such orders. The Seller will ensure all appropriate and necessary documentation and other regulatory requirements are fulfilled including transportation in order to ensure the delivery of Products to the relevant Purchaser's customer. The costs of such documentation and compliance with regulatory requirements are for the account of the Seller save for the Cost of transportation which shall be borne by the Purchaser or the Purchaser's customer.

          5.2. The Purchaser shall indicate the means of transport in the requests, mentioned under Section 5.1 and furthermore under which conditions transport shall take place in accordance with the Incoterms 1990 of the International Chamber of Commerce.

          5.3. Products shall be at the Purchaser's risk from the moment of their dispatch by the Seller (Ex Works Wolvega as defined in Inctoterms 1990 of the International Chamber of Commerce, subject to the obligations on the Seller set out in Section 5.1 above) to the Purchaser's customer.

          5.4. Immediately after the dispatch of Products to the Purchaser's customer, the Seller shall inform the Purchaser of the same in writing together with the estimated time and date of arrival of such Products to the Purchaser's customer.

                           ARTICLE 6 - NEW PRODUCTS

          6.1. If the Purchaser requests the Seller to produce a New Product, then the procedure between the parties shall be:

               (i) First, the Purchaser shall define the specifications for the New Product together with a proposed purchase price for the same.

               (ii) Second, within 20 Working Days the Seller shall notify the Purchaser of the cost of supplying such New Products to the Purchaser and of any additional costs to the Purchaser under its obligation to buy Materials under
Section 2.4 The Seller shall calculate the cost and price of supplying New Products to the Purchaser upon a similar basis to the calculations used for the existing cost structure and any such cost calculation shall be reasonable.

               (iii) Third, the Parties using their reasonable endeavors, shall attempt to agree a price for supply for New Products.

                     ARTICLE 7 - CONFIDENTIAL INFORMATION

          7.1. Each party shall handle all Confidential Information provided by the other party as business secrets and shall handle Confidential Information in strict confidence. Each party is further required to take all necessary precautions to ensure that the information and material will not be disclosed to any third party without the written consent of the other party.

          7.2. This obligation of confidentiality applies to all employees and other persons, including any subcontractor without limitation, acting for and on behalf of any of the Parties and each of the Purchaser and the Seller shall ensure that such persons are placed under the same duty of confidence that the Purchaser and the Seller have agreed to in this Agreement.

          7.3. This Article 7 shall remain in force for a period of 5 years after this Agreement has terminated.

                          ARTICLE 8 - R&D AND SUPPORT

          8.1. The Seller will assist the Purchaser with respect to any further research and development for the Products and will use its best endeavors to provide the Purchaser with know-how and feedback in respect thereof.

          8.2. The Seller shall pass on to the Purchaser, without any compensation and for the avoidance of doubt on a royalty free basis and non-exclusive basis any technical improvements which he has made during the duration of this Agreement, or, where a patentable invention has been discovered by the Seller, to grant non-exclusive licenses (with rights to assign and sublicense) in respect of inventions relating to improvements and new applications of the original invention, to the Purchaser for the term of the patent held by the latter. Insofar as improvements and inventions made by the Seller during the duration of this Agreement are incapable of being used independently of the Purchaser's secret know-how or patent, the Seller's undertaking as referred to in the first sentence shall be exclusive in favor of the Purchaser.

          8.3. For the avoidance of doubt any improvements in and/or additions to know-how related to the Production process for Products created by the Seller shall belong to the Seller.

          8.4. Immediately after it has come to its attention the Seller shall report to the Purchaser any and all cases of unfair practice in connection with the Products and of any violation of Intellectual Property Rights. The Seller shall upon request of the Purchaser provide the Purchaser with any and all possible assistance and cooperation in defending and securing such rights of the Purchaser. At the request of the Purchaser, the Seller will participate in actions including legal action before the competent courts against any third party infringing the Purchaser's rights.

          8.5. In the case of an event as referred to in Section 8.4 the Purchaser will use its best endeavors to resolve the issue.

                   ARTICLE 9 - INTELLECTUAL PROPERTY RIGHTS

          9.1. Except as provided hereafter, nothing contained herein shall be construed as a transfer or a license or any patent, industrial designs, trademark, trade names, know-how or any other intellectual property right, in any of the Products; all such rights are to be expressly reserved to the Purchaser as the exclusive true and lawful owner thereof.

          9.2. The Purchaser herewith grants to the Seller a limited non-exclusive license to use the Intellectual Property Rights as follows:

               (i) The use is limited to the effect that the Seller may use the Intellectual Property Rights only in direct connection with the manufacturing, packaging and warehousing of the Products under this Agreement only for sale to the Purchaser. This does not include the use thereof on stationery, in advertising, at trade fairs, on radio and television, or as part of the Seller's firm name. The Seller may only assign or sub-license the Intellectual Property Rights with the written consent of the Purchaser.

               (ii) The Seller may not use the Intellectual Property Rights for any of the Products that have been altered or changed without the Purchaser's prior written consent nor for other products or services which are not the Purchaser's.

               (iii) The Purchaser reserves the right to impose additional directions or limitations concerning the use of the Intellectual Property Rights and such directions or limitations shall automatically become a binding part of this Agreement upon the Purchaser having given the Seller written notice of the same without prejudice to the rights granted to the Seller under Section 9.2 subsection (i).

          9.3. The limited license granted by this Article 9 shall automatically expire upon the termination or expiration of this Agreement and the Seller shall have no right to whatsoever nature to use the Intellectual Property Rights following the termination of this Agreement.

          9.4. Products to be delivered under this Agreement will bear the Trademarks.

          9.5. Without prejudice to any rights which the Purchaser may have against the Seller under the Asset Purchase Agreement if the manufacturer of Products by the Seller or its subcontractors (collectively, the "Group") (i) results in any claim for patent infringement against the Group or (ii) if a member of the Group shall be sued by a third party for infringement of a third party's patent rights, and the alleged infringing process, method or composition is claimed under the Purchaser's Patents, the Seller shall immediately notify the Purchaser in writing setting forth the facts in reasonable detail. The Purchaser shall have the right in its sole discretion, to control the defense of such claim or suit with counsel of its choice at its expense, in which event the Seller shall have the right to be represented by advisory counsel of its own selection at its own expense, and the Seller shall cooperate fully in the defense of such suit, and shall furnish to the Purchaser all evidence and assistance in its control. If the Purchaser does not elect within thirty (30) days after such notice to so control the defense of such suit, the Seller may undertake such control at its own expense. The Purchaser shall then have the right to be represented by advisory counsel of its own selection at its own expense, shall cooperate fully in the defense of such suit, and shall furnish to the Seller all evidence and assistance in its control. The party that does not control the defense shall be enabled to join the suit to file any counter claims for damages in respect of the third party, provided always that it accepts the control of and shall act in line with the defense by the other party. The Seller shall not settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the Purchaser or imposes additional obligations on the Purchaser, without the express written consent of the Purchaser, which consent shall not be withheld unreasonably. Without prejudice to any rights which the Purchaser may have against the Seller under the Asset Purchase Agreement any judgments, settlements or damages payable with respect to legal proceedings covered by this Article 9.5 shall be paid by or to the party which controls the defense.

                          ARTICLE 10 - PENALTY CLAUSE

          10.1.  Any breach of:

                 (i) Articles 7 and 9 of this Agreement and Article 11 of the Asset Purchase Agreement shall be considered by the Parties hereto as an event of gross default ("Gross Default"); and

                 (ii) any other Article of this Agreement shall, provided that such breach is not remedied with 30 (thirty) days of notice to the other Party in default, from the Party not being in default, also be considered by the Parties hereto as an event of gross default ("Gross Default").

          10.2. In the event of Gross Default, the defaulting party shall without any prior notice or court action being required forfeit to the benefit of the other party a penalty immediately payable amounting to ** for each violation and for ** each day that such default will continue up to an aggregate maximum of ** without any damage or loss required to be proven, the foregoing without prejudice to the right of the non-defaulting Party to claim full damages and to exercise any other right available to it in addition thereto. It is agreed that article 6:92 paragraphs 1 and 2 of the Netherlands Civil Code are not applicable.

                ARTICLE 11 - REPLACEMENT AND RECALL OF PRODUCTS

          11.1. The Seller shall recall and replace, at its expense (including, without limitation, all indirect costs such as transportation, documentation, customs formalities and other regulatory compliance), any Products that are not produced in accordance with the Specifications or any variation of them ("Faulty Products"), or at the option of the Purchaser the Seller shall refund to the Purchaser the price paid for the same in which case the Seller will acquire the Faulty Products. The Seller's obligation to recall and to replace Faulty Products pursuant to this Article 11 shall not apply to Products that after delivery to the Purchaser's customer have been subjected to misuse, mishandling, or to neglect or unusual physical or chemical stress. The Seller shall inform the Purchaser in writing of the existence of Faulty Products as soon as it is aware of the same, and shall recall or replace or refund Faulty Products within 5 Working Days of becoming aware of the same.

          11.2. If the Seller fails to comply with its obligations pursuant to
Section 11.1 within five Working Days from the Purchaser informing the Seller in writing of its failure the Purchaser may also recall or replace Faulty Products and the provisions of Article 11.1 shall apply as relevant. For the avoidance of doubt the cost of such recall and replacement or refund of Faulty Products shall be at the Seller's expense and the Purchaser shall charge the costs of the same to the Seller.

                           ARTICLE 12 - INDEMNITIES

          12.1. By the Seller: The Seller hereby agrees to indemnify and hold
                -------------
Purchaser harmless from ad against any and all claims, suits, losses, obligations, damages, deficiencies, costs, penalties, liabilities (including strict liabilities), assessments, judgments, amounts paid in settlement, fines, and expenses (including court costs and reasonable fees of lawyers and other professionals) (including court costs and reasonable fees of lawyers and other professionals) (individually and collectively, "Losses") for bodily injury, personal injury, death, property and other damage caused by any Product which is not manufactured in accordance with the provisions of this Agreement (and in particular, but without limitation, the Specifications provided for in this Agreement or as otherwise varied in accordance with the provisions of it) or caused by the breach by the Seller of any representation, warranty, covenant or other obligation of this Agreement or caused by the negligence of the Seller or any person for whose actions the Seller is legally liable provided, however, that the Seller shall have no liability to the Purchaser for any Losses to the extent that such Losses resulted from or arose out of (i) the negligence or misconduct or (ii) breach of this Agreement of/by the Purchaser or any person for whose actions the Purchaser is liable or (iii) any occurrence for which the Purchaser has liability to the Seller pursuant to Article 12.2 below or (iv) any occurrence for which the Purchaser has liability to the Seller pursuant to the Asset Purchase Agreement.

          12.2. By the Purchaser. Without prejudice to any rights the Purchaser
                ----------------
may have against the Seller under the Asset Purchase Agreement the Purchaser hereby agrees to indemnify and hold the Seller harmless from and against any and all Losses, resulting from an infringement by the Product or any New Product of the intellectual property rights of a third party, for bodily injury, personal injury, death, property and other damage caused by the Products manufactured in accordance with the provisions of this Agreement (and in particular the Specifications provided for in this Agreement or as otherwise varied in accordance with the provisions of it) or caused by the breach by the Purchaser of any representation, warranty, covenant or other obligation of this Agreement or caused by the negligence or the Purchaser or any person for whose actions the Purchaser is legally liable provided, however, that the Purchaser shall have no liability to the Seller for any Losses to the extent that such Losses resulted from or arose out of (i) the negligence or misconduct of the Seller or any person for whose actions the Seller is legally liable, (ii) a breach by the Seller of this Agreement, (iii) any occurrence for which the Seller has liability to the Purchaser pursuant to Section 12.1 above or (iv) any occurrence for which the Seller has liability to the Purchaser pursuant to the Asset Purchase Agreement.

          12.3. Indemnification Procedure. Each party shall provide prompt
                -------------------------
notice to the other of any actual or threatened Loss or claim therefor of which the other becomes aware; provided that the failure to provide prompt notice shall only be a bar to recovering Losses to the extent that a party was prejudiced by such failure. In the event of any such actual or threatened Loss or claim therefor, each party shall provide the other information and assistance as the other shall reasonably request for purposes of the defense of such threatened loss or claim and each party shall receive from the other all necessary and reasonably cooperation in such defense including, but not limited to, the services of employees or the other party who are familiar with the transactions or occurrences out of which any such Loss or claim may have arisen. As provided in Section 9.5 each party shall have the right to participate in the defense of any Loss or Losses with counsel of its choosing whose reasonable and proper fees shall be borne by the party with liability for indemnification under
Article 12.1 or 12.2 as the case may be, and no party shall have the right to settle any claim or agree to the entry of any judgment or other relief without the prior consent of the other party, which consent shall not be withheld unreasonably.

                     ARTICLE 13 - DURATION AND TERMINATION

          13.1. This Agreement shall be in force as from June 1, 1998 for a period of 5 (five) years. Early termination of this Agreement will be possible only as provided below and such termination shall not include the termination of rights and obligations which are expressed herein to continue. Without prejudice to any rights and obligations the parties may have in the event of breach of this Agreement, no compensation shall be due by the terminating party in connection with any termination hereof.

          13.2. Each party may terminate this Agreement with immediate effect by giving written notice to the other party (i) in the event of Gross Default by the other party, (ii) in the event of receivership ("faillissement") or moratorium ("surseance van betaling") of such other party or of direct or indirect owners of at least half of such other party's share capital and (iii) in the event the performance of this Agreement has been suspended due to force majeure (as specified in Article 17 below) for at least 30 (thirty) consecutive days.

          13.3. The Purchaser may terminate this Agreement with immediate effect by giving written notice to the Seller:

                    (a) if there are changes to the direct or indirect control or ownership of (the shares in the capital of) the Seller and the Purchaser does not provide its consent for the same, such consent not to be unreasonably withheld;

                    (b) in the event that the Seller cannot or does not comply with its obligations under Article 3 of this Agreement.

          13.4. Upon the termination of this Agreement

                    (a) all unfilled orders for the manufacturing of Products may be cancelled at the discretion of the Purchaser;

                    (b) the Seller shall remove and discontinue with immediate effect, the use of the Intellectual Property Rights and the use of all signs, stationery, advertising and other material that would make it appear to the public that Seller is still manufacturing the Products or has any connection with the Purchaser;

                    (c) save in the event of Gross Default of the Seller the Seller shall within 10 Working Days of termination supply the Purchaser with a list of its inventory of Products and New Products (if any). The Purchaser shall buy all such Products for the prices referred to in Section 4.1 up to a maximum of the value of 2 months inventory of Products based upon sales of Products for the preceding 6 months except for any Products older than 6 months and damaged Products, which shall be transferred to the Purchaser at no cost. The Seller shall deliver these Products in accordance with the Purchaser's instructions to the Purchaser or to a third party;

                    (d) save in the event of Gross Default of the Seller the Seller shall within 10 Working Days of termination supply the Purchaser with a list of its inventory of Materials. The Purchaser shall buy all such Materials for a price equal to their cost to the Seller up to a maximum value of 6 months inventory of Materials, based upon sales of Products for the preceding 6 months. In such circumstances the Purchaser shall also buy any additional Materials for which the Purchaser has given consent to the Seller in accordance with Section
2.4 for a price equal to their cost to the Seller;

                    (e) in the case of Gross Default of the Seller the Seller shall immediately transfer all the Products and Materials in its inventory at no cost to the Purchaser;

                    (f) the Seller shall forthwith return all packaging, literature, manuals and other material supplied by Purchaser or related to the Intellectual Property Rights or any Confidential Information to the Purchaser, together with all copies thereof;

                    (g) the Seller shall refrain from using the Intellectual Property Rights and any other proprietary rights of Purchaser for any business and manufacturing purposes whatsoever.

                             ARTICLE 14 - NOTICES

          14.1. Any notice or other communications required or permitted hereunder, shall be in writing and given by any of the following methods: (i) personal delivery; (ii) facsimile transmission and in the case of a facsimile transmission a fax confirmation receipt report shall evidence receipt of such facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

If to the Purchaser:
STC Technologies, Inc.
1745 Eaton Avenue
Bethlehem, PA  18018-1799
USA
to the attention of Mr. Michael Gausling

If to the Seller:
Koninklijke Utermohlen N.V.
Frisaxstraat 1
8471 ZW Wolvega
The Netherlands
to the attention of Mr. D.T. van der Vat

                 ARTICLE 15 - APPLICABLE LAW AND JURISDICTION

          15.1. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

          15.2. Any disputes arising between the parties under or in connection with the Agreement or any further agreements resulting herefrom, shall be resolved by the court of competent jurisdiction of Amsterdam.

                          ARTICLE 16 - MISCELLANEOUS

     16.1. Costs. Each party to this Agreement shall pay its own costs of an
           -----
incidental to the formation of this Agreement.

     16.2. Complete Agreement. This Agreement, including the Schedules and
           ------------------
Exhibits attached thereto, represents the entire understanding and agreement between the Purchase and the Seller with respect to the subject matter hereof. All preceding agreements and understandings pertaining thereto have been incorporated into this Agreement or, if not incorporated, have been superseded by this Agreement and have lapsed from the date of the coming into force of this Agreement.

     16.3. Amendment. This Agreement can only be amended, supplemented or
           ---------
changed, and any provisions or conditions of the Agreement can only be waived, in writing signed by both parties with a specific reference to this Agreement.

     16.4. Recitals and Headings. Recitals (i) through (iii) shall be deemed to
           ---------------------
form part of this Agreement. The headings contained in this Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16.5. Severability. If any provision of this Agreement is illegal, void or
           ------------
unenforceable, such provision shall have no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement. If such illegality, nullity or unenforceability becomes apparent, the parties shall consult with each other as soon as practicable in order to reach agreement on a legal, valid and enforceable replacement of such clause in such a manner that the intention of the parties shall be approximated as much as possible.

     16.6. Implementation. The parties agree to execute such further documents
           --------------
or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     16.7. Assignment. None of the rights or obligations under this Agreement
           ----------
may be assigned or transferred by the Seller without the prior written consent of the Purchaser which shall not be unreasonably withheld. The Seller and Purchaser can freely assign or transfer any ("cessie") or all ("contractsoverneming") of the rights and obligations under this Agreement to an affiliated company. The Purchaser may freely assign any ("cessie") or all ("contractsoverneming") of the rights and obligations under this Agreement to any third party. In so far as may be required, the Seller and the Purchaser thereby in advance give their consent to any such assignment.

     16.8. Waiver. Failure or neglect by either party to enforce at any time of
           ------
the provisions hereof shall not be construed nor shall be deemed to be a waiver of such parties' right hereunder nor shall in any way affect the validity of the whole or any part of this Agreement nor prejudice the rights of such party to take subsequent action.

     16.9. Agreement prevails over Exhibits. If there is any inconsistency
           --------------------------------
between the terms and conditions in the Exhibits and the other provisions of this Agreement, then the provisions of this Agreement shall prevail.

                          ARTICLE 17 - FORCE MAJEURE

     17.1. No party shall be held liable or responsible to the other parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement to the extent that such failure or delay is caused by or results from causes beyond the control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war, insurrections, riots, civil commotions and acts of God.

SIGNED AND AGREED at ___________ in two original copies on the date and year first above written.


/s/ Mr. D.T. van der Vat                    /s/ Michael Gausling
______________________________              _____________________________
Koninklikje Utermohlen N.V.                 STC Technologies, Inc.
By:  Mr. D.T. van der Vat                   By:  Michael Gausling
its:  Managing Director                     its:  President and CEO

                                                                     Exhibit 4.1


                                  The Prices

Table A
Product                                                           Price per unit
-------                                                           --------------
  * *                                                                   * *
  * *                                                                   * *

     For sales to the distributer in Belgium it has been agreed upon separately that the Products in Table A will be priced to STC at **

     Other products that are part of this agreement are defined and priced as follows:


Table B
-------
  * *                                                                   * *
  * *                                                                   * *
  * *                                                                   * *